Exhibit 99.2

AMERICAN GREETINGS CORPORATION

UNAUDITED SEGMENT EARNINGS (LOSS)

(RECALCULATED TO BE CONSISTENT WITH FISCAL 2012 METHODOLOGY)

(In thousands of dollars)

	Three Months Ended
	May 28, 2010	May 29, 2009	May 30, 2008

North American Social Expression Products	$64,063	$72,018	$48,063
Intersegment items	—	(3,465)	(11,416)

	64,063	68,553	36,647

International Social Expression Products	2,834	339	2,805

Retail Operations	—	(35,115)	(3,413)

AG Interactive	2,372	1,714	(1,061)

Non-reportable segments	2,152	(129)	(1,966)

Unallocated	(20,404)	(18,419)	(13,777)

	$51,017	$16,943	$19,235

	Three Months Ended			Six Months Ended
	August 27, 2010	August 28, 2009	August 29, 2008	August 27, 2010	August 28, 2009	August 29, 2008

North American Social Expression Products	$28,627	$38,730	$27,766	$92,690	$110,748	$75,829
Intersegment items	—	—	(10,764)	—	(3,465)	(22,180)

	28,627	38,730	17,002	92,690	107,283	53,649

International Social Expression Products	1,325	2,315	(2,158)	4,159	2,654	647

Retail Operations	—	—	(6,676)	—	(35,115)	(10,089)

AG Interactive	2,886	1,931	761	5,258	3,645	(300)

Non-reportable segments	3,317	367	2,541	5,469	238	575

Unallocated	(19,142)	(9,249)	(9,104)	(39,546)	(27,668)	(22,881)

	$17,013	$34,094	$2,366	$68,030	$51,037	$21,601

AMERICAN GREETINGS CORPORATION

UNAUDITED SEGMENT EARNINGS (LOSS)

(RECALCULATED TO BE CONSISTENT WITH FISCAL 2012 METHODOLOGY)

(In thousands of dollars)

	Three Months Ended			Nine Months Ended
	November 26, 2010	November 27, 2009	November 28, 2008	November 26, 2010	November 27, 2009	November 28, 2008

North American Social Expression Products	$51,098	$43,136	$40,705	$143,788	$153,884	$116,534
Intersegment items	—	—	(13,113)	—	(3,465)	(35,293)

	51,098	43,136	27,592	143,788	150,419	81,241

International Social Expression Products	9,982	9,558	(75,595)	14,141	12,212	(74,948)

Retail Operations	—	—	(9,543)	—	(35,115)	(19,632)

AG Interactive	5,135	1,571	(160,814)	10,393	5,216	(161,114)

Non-reportable segments	1,438	1,634	1,614	6,907	1,872	2,189

Unallocated	(16,110)	(17,760)	(11,921)	(55,656)	(45,428)	(34,802)

	$51,543	$38,139	$(228,667)	$119,573	$89,176	$(207,066)

	Three Months Ended			Year Ended
	February 28, 2011	February 28, 2010	February 28, 2009	February 28, 2011	February 28, 2010	February 28, 2009

North American Social Expression Products	$50,411	$63,360	$(29,883)	$194,199	$217,244	$86,651
Intersegment items	—	—	(5,902)	—	(3,465)	(41,195)

	50,411	63,360	(35,785)	194,199	213,779	45,456

International Social Expression Products	5,431	4,634	(2,721)	19,572	16,846	(77,669)

Retail Operations	—	—	401	—	(35,115)	(19,231)

AG Interactive	3,598	6,203	(577)	13,991	11,419	(161,691)

Non-reportable segments	2,570	5,762	(9,816)	9,477	7,634	(7,627)

Unallocated	(25,576)	(48,181)	(19,369)	(81,232)	(93,609)	(54,171)

	$36,434	$31,778	$(67,867)	$156,007	$120,954	$(274,933)